                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         HORIZON MEDICAL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

   (HORIZON MEDICAL LOGO)
                              HORIZON MEDICAL PRODUCTS, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1999

                             ---------------------

To Our Shareholders:

     The 1999 annual meeting of shareholders of Horizon Medical Products, Inc. will be held at One Horizon Way, Manchester, Georgia, on Wednesday, May 12, 1999, beginning at 10:00 a.m. local time. At the meeting, shareholders will act on the following matters:

          (1) Election of two directors, each for a term of three years;

          (2) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal 1999; and

          (3) Any other matters that properly come before the meeting.

     Shareholders of record at the close of business on March 31, 1999 are entitled to vote at the meeting or any postponement or adjournment.

                                          By order of the Board of Directors,
                                          /s/ William E. Peterson, Jr.

                                          William E. Peterson, Jr.
                                          Secretary

April 12, 1999
Manchester, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED. IF THE PROXY IS MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. THE PROMPT RETURN OF YOUR PROXY WILL SAVE US THE EXPENSE INVOLVED IN FURTHER COMMUNICATION.

   (HORIZON MEDICAL LOGO)
                              HORIZON MEDICAL PRODUCTS, INC.

                         HORIZON MEDICAL PRODUCTS, INC.
                                ONE HORIZON WAY
                           MANCHESTER, GEORGIA 31816
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement contains information related to the annual meeting of shareholders of Horizon Medical Products, Inc. ("Horizon" or the "Company") to be held on Wednesday, May 12, 1999, beginning at 10:00 a.m., at our offices located at One Horizon Way, Manchester, Georgia, and at any postponements or adjournments thereof. The proxy card enclosed with this Proxy Statement is being solicited by the Board of Directors of Horizon. Voting material for the meeting, which includes this Proxy Statement, the enclosed proxy card and our 1998 Annual Report, will be mailed to our shareholders on or about April 12, 1999.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a Proxy Statement and proxy card because you own shares of common stock in Horizon Medical Products, Inc. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Marshall B. Hunt and William E. Peterson, Jr. as your representatives at the meeting. Mr. Hunt and Mr. Peterson will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Hunt and Mr. Peterson will vote your shares, under your proxy, in accordance with their best judgment.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Company's annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during fiscal 1998 and respond to questions from shareholders.

WHO IS ENTITLED TO VOTE?

     Only shareholders of record at the close of business on the record date, March 31, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. At the close of business on the record date 13,366,278 shares of common stock of the Company were outstanding and entitled to vote at the meeting.

WHO CAN ATTEND THE MEETING?

     All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by guests. Registration and seating will begin at 9:00 a.m. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Parking is available at the Company's offices.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the two named nominees and for the ratification of the appointment of the independent auditors.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you will need to obtain a proxy from your stockbroker in order to vote at the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

          (a) for election of the nominated slate of directors (see page 5); and

          (b) for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors (see page 13).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares not voted, whether by marking "ABSTAIN" on your proxy card, by broker non-vote (which is described above) or otherwise, have no impact on the election of directors.

     Other Items. For each other item, including the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as votes for or against matters presented for stockholder consideration.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     Based upon a review of filings with the Securities and Exchange Commission, the Company believes that each of Marshall B. Hunt, the Company's Chairman and Chief Executive Officer, William E. Peterson, Jr., the Company's President, Roy
C. Mallady, Jr., the Company's former Vice Chairman, and Tapir Investments (Bahamas) Ltd. is the beneficial owner of more than 5% of the Company's common stock.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) as of April 1, 1999 by (i) the Company's directors and nominees for director, (ii) the executive officers of the Company, (iii) the directors and executive officers of the Company as a group and (iv) each person known by the Company to own more than 5% of our common stock.

                                STOCK OWNERSHIP

                                                       NUMBER OF SHARES
NAME(1)                                              BENEFICIALLY OWNED(2)   PERCENT OF SHARES OUTSTANDING
-------                                              ---------------------   -----------------------------
DIRECTORS AND EXECUTIVE OFFICERS
Marshall B. Hunt(3)................................        3,646,198                     27.3%
William E. Peterson, Jr............................        2,921,890                     21.9%
Michael A. Crouch(4)...............................            3,000                        *
Frank D. DeBartola(4)..............................            3,000                        *
L. Bruce Maloy(4)..................................            3,000                        *
Charles E. Adair(5) (6)............................           60,313                        *
Robert Cohen(6)....................................            3,333                        *
Lynn Detlor(6).....................................            3,333                        *
Robert J. Simmons(6) (7)...........................           59,561                        *
A. Gordon Tunstall(6)..............................           28,333                        *
All current directors and executive officers as a
  group (11 persons)...............................        6,741,961                     50.4%
OTHER PRINCIPAL SHAREHOLDERS
Tapir Investments (Bahamas) Ltd.
  c/o Higgs & Johnson
  Sandringham House
  83 Shirby Street
  P. O. Box N-3247
  Nassau, Bahamas..................................        1,494,416                     11.2%
Roy C. Mallady, Jr.(8)
  2985 Nancy Creek Road, N.W.
  Atlanta, Georgia 30327...........................        1,383,982                     10.4%

---------------

  * Represents less than 1% of the Company's outstanding common stock.
(1) Except as otherwise indicated, the address of each of the executive officers and directors is the address of the Company, which is One Horizon Way, P. O. Drawer 627, Manchester, Georgia 31816.
(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
(3) Includes 924,210 shares of common stock owned by Hunt Family Investments, L.L.L.P., a Georgia limited liability limited partnership of which Mr. Hunt is the managing general partner.
(4) Includes 3,000 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days.
(5) Includes 46,980 shares of common stock owned of record by Cordova Enhanced Fund, L.P. ("Cordova Fund"), of which Mr. Adair is a general partner. Mr. Adair, therefore, may be deemed to beneficially own such shares.
(6) Includes 3,333 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days.
(7) Includes 46,328 shares owned of record by Healthcare Alliance, an affiliate of Mr. Simmons.
(8) Includes 61,500 and 23,600 shares of common stock held, respectively (i) by a revocable trust established by Mr. Mallady with respect to which Mr. Mallady is neither a trustee nor a beneficiary and (ii) through an Individual Retirement Account for the benefit of Mr. Mallady.

                           MANAGEMENT OF THE COMPANY

                        DIRECTORS STANDING FOR ELECTION

     The Board of Directors of the Company currently consists of seven (7) directors divided into three classes, with each director serving a three-year term (after the initial term). The term of the Class I directors, Messrs. Adair and Detlor, expires at the 1999 annual meeting. The term of the Class II directors, Messrs. Simmons and Cohen, expires at the 2000 annual meeting. The term of the Class III directors, Messrs. Hunt, Peterson and Tunstall, expires at the 2001 annual meeting. Shareholders will elect the directors of each class for three-year terms at the appropriate succeeding annual meetings of shareholders.

     The Board of Directors proposes that the nominees described below, all of whom are currently serving as Class I directors, be re-elected to Class I for a new term of three years and until their successors are duly elected and qualified.

     Each of the nominees has consented to serve a three year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. In no event will proxies be voted for the election of more than two nominees to the Board of Directors.

     Class I Directors.  The directors standing for election are:

     Charles E. Adair, 51, joined the Company's Board of Directors in January 1998. From 1993 to present, Mr. Adair has been a partner of Cordova Ventures II, LLC ("Cordova") or Kowaliga Capital, Inc. ("Kowaliga") venture capital and fund management companies, where he serves as manager of venture capital funds. Cordova is the general partner of Cordova Fund, a venture capital fund and shareholder of the Company. Mr. Adair was associated with Durr-Fillauer Medical, Inc., a pharmaceutical and medical products distribution company, where he served in various capacities, including President and Chief Operating Officer from 1981 to 1992. Mr. Adair currently serves on the Board of Directors of Performance Food Group Company, a food distributor, and Tech Data Corporation, a personal computer products distributor. Mr. Adair also serves on the Boards of Directors of numerous privately-held companies associated with Cordova's venture capital fund investments. Mr. Adair is a Certified Public Accountant.

     Lynn R. Detlor, 52, joined the Company's Board of Directors in April, 1998. For at least the past five years, Mr. Detlor has been the president of Premier Purchasing Partners, a group purchasing organization owned by its members, with its primary function to provide contracting services for its member hospitals. Mr. Detlor provides executive leadership for strategic contracting at Premier. Previously, Mr. Detlor served as a vice president of American Healthcare Systems and president of AmHS Purchasing Partners, L.P. Prior to joining American Healthcare Systems, Mr. Detlor served as vice president for material management of the Adventist Health System from 1974 to 1986. During that time he developed a national purchasing program for the Adventist System. Earlier he was assistant director of purchasing at Glendale Adventist Medical Center in Los Angeles.

                         DIRECTORS CONTINUING IN OFFICE

     Class II Directors. The following Class II directors were elected at the Company's 1998 annual meeting for terms ending in 2000:

     Robert Cohen, 41, joined the Company's Board of Directors in January 1998. Mr. Cohen presently is Vice President-Business and Technical Development for St. Jude Medical, a New York Stock Exchange listed cardiovascular device company. Between 1992 and October 1998, Mr. Cohen served as Group Vice President of Sulzer Medica Ltd. ("Sulzer Medica"), a medical technology company serving the orthopedic and cardiovascular markets. Mr. Cohen is engaged in the areas of mergers and acquisitions, corporate accounts, business development, corporate marketing and strategic planning. Prior to joining Sulzer Medica, Mr. Cohen served as President and Chief Executive Officer of GCI Medical, a medical device venture capital and management organization, during 1992 and held a variety of positions at Pfizer Inc. and the Pfizer Hospital Products Group from 1981 to 1991.

     Robert J. Simmons, 55, joined the Company's Board of Directors in January 1998. Since 1995, Mr. Simmons has served as a director and Chairman and Chief Executive Officer of Healthcare Alliance, Inc. ("Healthcare Alliance"), which represents a consortium of healthcare manufacturers, and since 1990 he has been a director and President of RJS Healthcare, Inc., a healthcare consulting company. Mr. Simmons is also a director and Chairman of Healthcare Logistics, a company focused on supply chain initiatives, founded in 1996. From 1985 to 1990, Mr. Simmons served as a director and Executive Vice President of Baxter International, Inc. Before joining Baxter International, Mr. Simmons held various positions at American Hospital Supply Corporation. Mr. Simmons presently serves as a director of American Health Products and serves on Lake Forest Hospital's Board of Directors. Mr. Simmons has served on the hospital Boards of Directors of Ancilla Systems, Inc., the Evanston Hospital Corporation and Wheaton Franciscan Services, Inc.

     Class III Directors. The following Class III directors were elected at the Company's 1998 annual meeting for terms ending in 2001:

     Marshall B. Hunt, 43, is a co-founder of the Company and has served as a director and Chief Executive Officer of the Company since its inception in 1990. Mr. Hunt has served as the Chairman of the Board of the Company since 1997. Prior to co-founding the Company, Mr. Hunt co-founded Cardiac Medical, Inc. ("CMI"), a distributor of cardiac pacemakers, in 1987, and served as its Chief Executive Officer until October 1997. Mr. Hunt currently serves as Secretary of CMI. In 1981, Mr. Hunt founded Hunt Medical Systems, Inc., a distributor of pacemaker products, and served as its President from 1981 to 1987. From 1979 through 1981, Mr. Hunt held various sales and management positions with American Hospital Supply Corporation.

     William E. Peterson, Jr., 43, is a co-founder of the Company and has served as President of the Company since its inception in 1990. Mr. Peterson joined the Company's Board of Directors in January 1998. Mr. Peterson served as Vice President of Finance of CMI from 1987 to 1997. From 1981 through 1987, he served as a financial officer of Copolymer Rubber & Chemical Corporation, a manufacturer of synthetic rubber. From 1978 to 1981, Mr. Peterson held various positions with the public accounting firm of Coopers & Lybrand L.L.P., rising to the position of Audit Senior. Mr. Peterson is a Certified Public Accountant.

     Gordon Tunstall, 55, joined the Company's Board of Directors in January 1998. Mr. Tunstall is the founder of and has served, since 1970, as President of Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall is also currently a director of Romac International, Inc., a professional and technical placement firm, Orthodontic Centers of America, Inc., a manager of orthodontic practices, Discount Auto Parts, Inc., a retail chain of automotive aftermarket parts stores, and Advanced Lighting Technologies, Inc., a specialty lighting manufacturer.

HOW ARE DIRECTORS COMPENSATED?

     Cash Compensation. Each non-employee director of the Company receives a fee of $1,000 for each meeting of the Board of Directors attended and each meeting of a committee of the Board of Directors attended (except for committee meetings held on the same day as Board meetings). Directors are reimbursed for travel and other expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. Directors who are also employees of the Company receive no additional compensation for service as directors.

     Options. Each non-employee director, except for Mr. Detlor, was automatically granted, under the Company's Stock Incentive Plan, options to acquire, subject to certain vesting requirements, up to 10,000 shares of Common Stock at $14.50 per share upon the consummation of the Company's initial public offering in April 1998. Mr. Detlor was granted, under the Company's Stock Incentive Plan, options to acquire, subject to certain vesting requirements, up to 10,000 shares of common stock at $15.50 per share upon joining the Board of Directors on April 20, 1998.

HOW OFTEN DID THE BOARD MEET DURING 1998?

     The Board of Directors met 10 times during fiscal 1998. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee. The members of each of these committees are set forth in the following table:

                           BOARD COMMITTEE MEMBERSHIP

                                                       EXECUTIVE   COMPENSATION     AUDIT
NAME                                                   COMMITTEE    COMMITTEE     COMMITTEE
----                                                   ---------   ------------   ---------
Charles E. Adair.....................................      *                          *
Robert Cohen.........................................                   *
Lynn Detlor..........................................
Marshall B. Hunt.....................................      *
William E. Peterson, Jr..............................      *
Robert J. Simmons....................................                                 *
A. Gordon Tunstall...................................      *            *

     * Member.

     The Board of Directors has not established a nominating committee. Shareholder nominations for the Board of Directors may be considered if made in accordance with the Company's Bylaws.

     Executive Committee. The Executive Committee is authorized to exercise the power and authority of the Board of Directors in the management of the business and affairs of the Company subject to certain limitations, including statutory restraints under Georgia law, as well as the lack of Board authority to approve
(i) acquisitions or other business combinations, (ii) material changes in the strategic plan of the Company and (iii) Company borrowings in excess of $7.0 million. During 1998, the Executive Committee did not meet.

     Compensation Committee. The Compensation Committee is responsible for reviewing and approving the compensation arrangements for the Company's executive officers and for administering the Stock Incentive Plan. During 1998, the Compensation Committee met once.

     Audit Committee. The Audit Committee is responsible for nominating the Company's independent auditors for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company's independent auditors, and reviewing the financial statements and accounting practices of the Company. During 1998, the Audit Committee met once.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1998.

WHAT IS THE COMPANY'S PHILOSOPHY ON EXECUTIVE OFFICER COMPENSATION?

     The Company's compensation program for executives consists of the following key elements:

     - a base salary,
     - a performance-based annual or quarterly bonus, and
     - periodic grants of stock options.

     The Compensation Committee believes that this compensation approach best serves the interests of the Company and its shareholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the Company's shareholders. The variable annual bonus permits individual performance to be recognized on an annual or quarterly basis, and is based, in significant part, on an evaluation of the contribution made by the officer to Company performance. (Compensation and bonus arrangements applicable to the Company's Chief Executive Officer and President respectively, are described below.) Stock options relate a significant portion of long-term remuneration directly to stock price appreciation realized by all of the Company's shareholders.

     Base Salary. Base salaries for the Company's executive officers, as well as changes in such salaries, are determined by the Chief Executive Officer and President. Base salaries for the Chief Executive Officer and President are reviewed by the Compensation Committee. The Compensation Committee can revise the compensation structure for executive officers as it determines is necessary. The factors the Compensation Committee considers in evaluating the adequacy of compensation for executive officers of the Company include competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer, and the length of the officer's service.

     Stock Options. Under the stock option guidelines adopted by the Compensation Committee, stock option grants may be made to executive officers upon initial employment, upon promotion to a new, higher level position that entails increased responsibility and accountability, in connection with the execution of a new employment agreement, and/or when all previously granted stock options have either fully vested or are within twelve months of full vesting. Using these guidelines, the Chief Executive Officer and the President, recommend the number of options to be granted, within a range associated with the individual's salary level, and present this to the Compensation Committee for review and approval. The Chief Executive Officer and/or the President may make recommendations that deviate from the guidelines where they deem it appropriate. While options typically vest over a minimum four-year period, options granted to certain executive officers may have longer or shorter vesting periods. No options have been granted to the Chief Executive Officer or President to date.

HOW ARE THE COMPANY'S CHIEF EXECUTIVE OFFICER AND PRESIDENT COMPENSATED?

     As Chief Executive Officer and President, Mr. Hunt and Mr. Peterson are compensated pursuant to the terms of employment agreements which were entered into in April 1998. The agreements, which extend through March 2003, subject to earlier termination under certain circumstances, provide for an annual base salary of $220,000 for Mr. Hunt and $190,000 for Mr. Peterson, with the opportunity for Messrs. Hunt and Peterson to earn an annual bonus of 100% of base salary if the annual increase in the Company's earnings per share is 35% or more and 50% of base salary if the annual increase in the Company's earnings per share is at least 25% but less than 35%. See "Employment Agreements" below.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. No executive officer received more than $1 million in compensation in 1998 that will be subject to the Section 162(m) limitation on deductibility.

                                          COMPENSATION COMMITTEE
                                          A. Gordon Tunstall
                                          Robert Cohen

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Board's Compensation Committee is or has been an officer or employee of the Company. However, in 1998 Mr. Tunstall's company, Tunstall Consulting, Inc., and Mr. Cohen each provided certain consulting services to the Company. See "Certain Relationships and Related Transactions -- Consulting Agreements with Directors."

                             EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Marshall B. Hunt and William E. Peterson, Jr. (collectively, the "Employment Agreements") which provide for Mr. Hunt's employment as Chairman of the Board and Chief Executive Officer and Mr. Peterson's employment as President. The Employment Agreements each have a five-year term (subject to the right of either the Company or Messrs. Hunt and Peterson to terminate the Employment Agreement upon 90 days' notice) and provide for initial annual base salaries for Messrs. Hunt and Peterson of $220,000 and $190,000, respectively, with the opportunity to earn an annual bonus of 100% of base salary if the annual increase in the Company's earnings per share is 35% or more and 50% of base salary if the annual increase in the Company's earnings per share is at least 25% but less than 35%.

     The Employment Agreements provide that Messrs. Hunt and Peterson are entitled to participate in all compensation, benefit and insurance programs maintained by the Company in which executive officers are eligible to participate and for certain other benefits, including reimbursement for reasonable family medical and dental expenses which are not covered by insurance, automobile leases and certain reimbursements for country club dues.

     In the event the employment of either Mr. Hunt or Mr. Peterson is terminated without cause (as defined in the respective employment agreements), he would be entitled to receive his base salary and benefits for the remaining term of the Employment Agreement, but in any event for no less than three years following the date of termination, as well as bonus compensation payable with respect to the calendar year in which he is terminated on a prorated basis. In the event of a change in control (as defined in the respective employment agreements) of the Company, Messrs. Hunt and Peterson would be entitled to receive, in lieu of salary and benefits, a lump-sum payment equal to the base salary for the remaining term of employment under the Employment Agreements, but in no event for a period less than three years.

                      EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such capacities as of December 31, 1998 (the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                                                                                             LONG-TERM
                                                                                           COMPENSATION
                                                        ANNUAL                            ---------------
                                                     COMPENSATION                           SECURITIES
                                         FISCAL   -------------------    OTHER ANNUAL       UNDERLYING
     NAME AND PRINCIPAL POSITIONS         YEAR     SALARY    BONUS(1)   COMPENSATION(3)   OPTIONS/SARS(2)
     ----------------------------        ------   --------   --------   ---------------   ---------------
Marshall B. Hunt(4)....................   1998    $165,445   $    --        $37,773           $    --
  Chairman of the Board and               1997          --        --             --                --
  Chief Executive Officer                 1996          --        --             --                --
William B. Peterson, Jr.(4)............   1998     142,910        --         20,668                --
  President and Secretary                 1997          --        --             --                --
                                          1996          --        --             --                --
Michael A. Crouch......................   1998      75,000    52,826         18,500            12,000
Vice President of Distribution            1997      52,500    37,117             --            12,000
                                          1996      19,337     3,000             --                --
Frank D. DeBartola.....................   1998      74,583    40,000             --            17,000
Vice President of Acquisitions            1997      47,500    39,417             --             7,000
                                          1996      40,000    33,611             --             2,500
L. Bruce Maloy.........................   1998      67,500    39,902             --            12,000
Vice President of Administration          1997      58,550    23,890         14,550             2,000
                                          1996      56,900     1,598             --             5,000

---------------

(1) For the years 1998 and 1997, amounts include paid and unpaid bonuses pertaining to each year and commissions paid during each year.
(2) The 1996 and 1997 amounts represent units of stock appreciation rights ("SARs") granted to each executive officer. All such SARs were canceled at the Company's initial public offering in April 1998.
(3) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees and certain auto allowances. The amounts shown include:
    (i) for Mr. Hunt, $17,543 for automobile allowances and $15,170 for medical expense reimbursements; (ii) for Mr. Peterson, $11,200 for automobile allowances and $7,218 for life and disability insurance; (iii) for Mr. Crouch, $12,500 for a moving allowance and $6,000 for automobile allowances; and (iv) for Mr. Maloy, $13,100 for a moving allowance. No other such compensation exceeded 10% of the total annual salary and bonus for any executive in any year for which a dollar amount is not disclosed.
(4) Prior to April 1998, the Company did not pay salaries to Messrs. Hunt and Peterson.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

                       NAME                          AGE               POSITION              SINCE
                       ----                          ---               --------              -----
                                                           Chairman of the Board, Chief
Marshall B. Hunt...................................  43    Executive Officer & Director      1990
                                                           President & Director Manager for
William E. Peterson, Jr............................  43    Distribution                      1990
Michael A. Crouch..................................  37    Vice President and General        1998
                                                           Vice President of Strategic
Frank D. DeBartola.................................  35    Business Development              1998
J. Ronald Hager....................................  55    Chief Technical Officer           1998
L. Bruce Maloy.....................................  35    Vice President of Administration  1998
Robert R. Singer...................................  33    National Sales Manager            1996

     Marshall B. Hunt is a co-founder of the Company and has served as a director and Chief Executive Officer of the Company since its inception in 1990. Mr. Hunt has served as the Chairman of the Board of the Company since 1997. Prior to co-founding the Company, Mr. Hunt co-founded CMI, a distributor of cardiac pacemakers, in 1987, and served as its Chief Executive Officer until October 1997. Mr. Hunt currently serves as Secretary of CMI. In 1981, Mr. Hunt founded Hunt Medical Systems, Inc., a distributor of pacemaker products, and served as its President from 1981 to 1987. From 1979 through 1981, Mr. Hunt held various sales and management positions with American Hospital Supply Corporation.

     William E. Peterson, Jr. is a co-founder of the Company and has served as President of the Company since its inception in 1990. Mr. Peterson joined the Company's Board of Directors in January 1998. Mr. Peterson served as Vice President of Finance of CMI from 1987 to 1997. From 1981 through 1987, he served as a financial officer of Copolymer Rubber & Chemical Corporation, a manufacturer of synthetic rubber. From 1978 to 1981, Mr. Peterson held various positions with the public accounting firm of Coopers & Lybrand L.L.P., rising to the position of Audit Senior. Mr. Peterson is a Certified Public Accountant.

     Michael A. Crouch has served as Vice President and General Manager for Distribution since 1998. Mr. Crouch joined the Company in 1992 as a sales representative in Dallas, Texas and served in that capacity until leaving the Company in 1995, and he rejoined the Company in 1996 as a Regional Manager. Mr. Crouch served as National Accounts Manager of the Company from 1997 to 1998. From 1995 to 1996, Mr. Crouch served as a sales representative for renal dialysis equipment and supplies for Cobe Renal Care, Inc., a renal device company.

     Frank D. DeBartola has served as Vice President of Strategic Business Development of the Company since 1998. Mr. DeBartola joined the Company in 1991 as a sales representative and thereafter held various management positions with the Company, including Director of Marketing from 1996 to 1998, Product Manager from 1995 to 1996 and Sales Manager from 1994 to 1995.

     J. Ronald Hager joined the Company as Vice President of Operations in January 1998 and was elected Chief Technical Officer of the Company in July 1998. He served as a consultant for the Company from August 1997 to December 1997 in connection with the Strato(R)/Infusaid(TM) Acquisition. From 1992 to 1997, Mr. Hager held various management positions with Strato(R)/Infusaid(TM), including Vice President of Quality and Regulatory Affairs in 1992, Executive Vice President -- Operations in 1993 and General Manager from 1993 to 1997. Prior to joining Strato(R)/Infusaid(TM), Mr. Hager was employed for 17 years with Abbott Laboratories in various management positions, including Group V.P., Group Director and Regulatory Director.

     L. Bruce Maloy joined the Company in 1990 in its sales and marketing department and has served as the Vice President of Administration of the Company since 1996. From 1990 to 1996, Mr. Maloy served in various capacities at the Company, including Regional Manager from 1991 to 1993, National Sales Manager from 1993 to 1995, and Director of Marketing from 1995 to 1996. Prior to joining the Company, Mr. Maloy served as a Sales Manager of Ryder, Inc., a transportation company, from 1989 to 1990 and a Key Account Manager of Noxell Corporation, a subsidiary of The Proctor & Gamble Company, from 1987 to 1989.

Robert R. Singer joined the Company in 1990. Prior to assuming his current position as National Sales Manager in 1996, Mr. Singer served in the Company's sales and marketing department as a sales representative from 1990 to 1993 and Regional Sales Manager from 1993 to 1996.

                         OPTION GRANTS FOR FISCAL 1998

     The following table sets forth information with respect to option grants to the named executive officers during fiscal 1998 and the potential realizable value of such option grants:

                                         % OF TOTAL                               POTENTIAL REALIZABLE VALUE
                             NUMBER       OPTIONS                                  AT ASSUMED ANNUAL RATES
                               OF        GRANTED TO     EXERCISE                 OF STOCK PRICE APPRECIATION
                             OPTIONS    EMPLOYEES IN      PRICE     EXPIRATION        FOR OPTION TERM(4)
NAME                         GRANTED   FISCAL YEAR(3)   ($/SHARE)    DATE(1)         5%               10%
----                         -------   --------------   ---------   ----------   ----------        ----------
Marshall B. Hunt...........     -0-          --              --            --           --                --
William E. Peterson, Jr....     -0-          --              --            --           --                --
Michael A. Crouch(2).......  12,000         8.2%         $14.50     4/14/2008     $109,427          $277,311
Frank D. DeBartola(2)......   5,000         3.4%         $ 9.00      8/5/2008     $ 28,300          $ 71,718
                             12,000         8.2%         $14.50     4/14/2008     $109,427          $277,311
L. Bruce Maloy(2)..........  12,000         8.2%         $14.50     4/14/2008     $109,427          $277,311

---------------

(1) The Compensation Committee, which administers the Company's stock option and incentive plans, has general authority to accelerate, extend or otherwise modify benefits under option grants in certain circumstances within overall plan limits, and, with the consent of the affected optionee, to change the exercise price to a price not less than 100% of the market value of the stock on the effective date of the amendment.
(2) Includes 12,000 stock options granted upon cancellation of stock appreciation rights at the time of consummation of the Company's initial public offering in April 1998.
(3) Options to purchase a total of 146,700 shares of common stock were granted to employees of the Company in 1998.
(4) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future price of common stock. The Company does not believe that this method accurately illustrates the potential value of a stock option.

                  OPTION EXERCISES AND VALUES FOR FISCAL 1998

     The following table sets forth certain information with respect to option exercises during fiscal 1998 by each of the named executive officers and the status of their options at December 31, 1998:

                            NUMBER OF                         NUMBER OF UNEXERCISED
                             SHARES                           SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-
                          ACQUIRED UPON                         OPTIONS 12/31/98          MONEY OPTIONS 12/31/98(1)
                           EXERCISE OF    VALUE REALIZED   ---------------------------   ----------------------------
NAME                         OPTION       UPON EXERCISE    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                      -------------   --------------   -----------   -------------   -----------    -------------
Marshall B. Hunt........       --              --              --               --           --              --
William E. Peterson
  Jr....................       --              --              --               --           --              --
Michael A. Crouch.......       --              --              --           12,000           --              --
Frank D. DeBartola......       --              --              --           17,000           --              --
L. Bruce Maloy..........       --              --              --           12,000           --              --

---------------

(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $4.16, the average of the high and low common stock price reported for Nasdaq transactions on December 31, 1998. The exercise prices of all options held by the named executive officers range from

    $9.00 to $14.50. Accordingly, at December 31, 1998, none of the named executive officers held in-the-money options.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Russell 2000 Index and the Company's peer group index. The Company's peer group consists of Arrow International, Inc., Ballard Medical Products, C.R. Bard, Inc., Conmed Corp., ICU Medical, Inc., and Vital Signs. The stock performance graph assumes $100 was invested on April 15, 1998 (the date that the common stock was first publicly traded) and measures the return thereon at various points based on the closing price of the common stock on the dates indicated, assuming reinvestment of dividends.

               Measurement Period
             (Fiscal Year Covered)                    Company         Russell 2000       Peer Group
4/15/98                                                     100.00            100.00            100.00
4/30/98                                                      95.58             99.13             96.65
5/15/98                                                      83.53             96.99             93.68
5/29/98                                                      77.51             93.74             93.07
6/15/98                                                      63.45             89.07             86.33
6/30/98                                                      60.64             93.90             90.97
7/15/98                                                      76.31             94.84             96.20
7/31/98                                                      63.45             86.17             95.92
8/14/98                                                      61.85             82.69             93.51
8/31/98                                                      44.98             69.38             83.02
9/15/98                                                      44.98             73.44             90.84
9/30/98                                                      37.75             74.64             90.62
10/15/98                                                     15.26             68.73             92.07
10/30/98                                                     25.30             77.63            100.02
11/13/98                                                     19.68             79.93            103.61
11/30/98                                                     19.68             81.65            105.70
12/15/98                                                     20.08             79.97            107.10
12/31/98                                                     28.11             86.62            116.50

     The Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1993. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Loans to Founders In connection with the purchase by Messrs. Hunt and Peterson, the Chairman of the Board and Chief Executive Officer of the Company and the President of the Company, respectively, and the concurrent purchase by a former Vice Chairman of the Board of the Company, of an aggregate of 747,778 shares of common stock from Cordova Fund, a former lender to the Company, on September 28, 1995, the Company loaned each of Messrs. Hunt and Peterson and the former Vice Chairman $77,612 (the "September Loans"). The September Loans to Messrs. Hunt and Peterson (and the former Vice Chairman) mature on September 20, 2000 and bear interest at a rate of 8% per annum, payable annually. In addition, on October 12, 1995, the Company loaned $35,000 to each of Messrs. Hunt and Peterson (and the former Vice Chairman) (the "October Loans"). The October Loans to Messrs. Hunt and Peterson (and the former Vice Chairman) mature on October 12, 2000 and bear interest at a rate of 8% per annum, payable annually. The October Loans were extended to Messrs. Hunt and Peterson (and the former Vice Chairman) for payment of certain taxes. The original principal amounts of the September Loans and the October Loans remains outstanding and, at December 31, 1998, the amount payable to the Company by each of Messrs. Hunt and Peterson was $141,850.

     Guarantee of Repayment of Revenue Bond Financing by CMI and Founders. The development of the Company's Manchester, Georgia facility was financed in part with approximately $705,000 in proceeds of an industrial development revenue bond issuance in July 1996 by the Development Authority of the City of Manchester for the benefit of the Company. In connection with and as a condition to such bond financing, the Company entered into a lease with the Manchester Development Authority. All payments due on the bonds have been and continue to be guaranteed, jointly and severally, by CMI and Messrs. Hunt and Peterson and a former Vice Chairman of the Company.

     Consulting Agreement with Healthcare Alliance. Effective January 1, 1999, the Company amended its Consulting and Services Agreement with Healthcare Alliance (the "Alliance Agreement"), an affiliate of Robert J. Simmons, a director of the Company. The Alliance Agreement provides for (i) the payment to Healthcare Alliance of an annual consulting fee of $36,000, (ii) the payment to Healthcare Alliance of a performance incentive fee payable quarterly equal to 5% of any annual sales increase achieved by the Company that results from Healthcare Alliance's efforts and (iii) the grant of options to purchase up to 1% of the Company's outstanding common stock, which will vest and become exercisable by Healthcare Alliance only if it procures group purchasing agreements with certain Group Purchasing Organizations ("GPO") and the Company achieves an amount of incremental sales revenue equal to $1 million under its agreement with the particular GPO (at an exercise price of the closing stock price of the Company's common stock on the effective date of the purchasing agreement). In addition, under the amended agreement, the Company has granted an option to Healthcare Alliance for the purchase of 45,000 shares of common stock of the Company. Such options will become vested and exercisable by Healthcare Alliance only if the Company achieves certain amounts of incremental sales revenue under the Company's group purchasing agreement with Premier Purchasing Partners, L.P., (the "Premier Agreement" -- see below). The exercise price for these shares shall be the closing stock price of the Company's common stock on the day that the options vest. The Alliance Agreement terminates on December 31, 2001. The Company incurred expense of $30,000, $36,000, and $36,000 related to the annual consulting fee under the Alliance Agreement during the years ended December 31, 1996, 1997, and 1998, respectively. In addition, during 1998, the Company issued 45,328 shares of the Company's common stock to Healthcare Alliance in connection with the signing of the Premier Agreement. The Company recognized consulting expense of approximately $657,300 related to this transaction based on the fair value of the Company's stock of $14.50 per share at the time of issuance. There were no incentive fee amounts paid during the years ended December 31, 1996, 1997, and 1998, nor were there any grants of Company stock during the years ended December 31, 1996 and 1997.

     Consulting Agreements with Directors. On May 8, 1997, the Company entered into a letter agreement with Robert Cohen, a director of the Company, pursuant to which Mr. Cohen has agreed to provide acquisition consulting and related services to the Company. In the event such services result in an acquisition or merger of the Company and a third party, Mr. Cohen will be entitled to receive a fee (a "General Consulting Fee") equal to 2.5% of the acquisition purchase price
(x) payable by the Company with respect to a company acquired by the Company or
(y) payable to the Company or its shareholders in the event the

Company or any of the Company's assets are acquired. Such General Consulting Fee is payable, at Mr. Cohen's option, (i) in shares of Common Stock, (ii) by the Company's issuance to Mr. Cohen of warrants or options to purchase, at a nominal exercise price, that number of shares of Common Stock (valued at $14.50 per share) which equals the General Consulting Fee, (iii) in shares of the company which acquires the Company, in the event the Company is acquired or (iv) in cash. The letter agreement also provides for payments to Mr. Cohen for his consulting services in connection with the acquisition of Strato(R)/Infusaid(TM) and a second strategic venture of $375,000 and $250,000, respectively (the "Specific Consulting Fees"). The Specific Consulting Fee relating to the Strato(R)/Infusaid(TM) Acquisition was paid to Mr. Cohen in cash upon consummation of the Company's initial public offering in April 1998. The Specific Consulting Fee for the second strategic venture is payable only if such venture is completed and is payable in warrants or options to purchase, at a nominal exercise price, that number of shares of Common Stock (valued at $14.50 per share) which equals $250,000. Such Specific Consulting Fees are to be paid in lieu of and not in addition to the General Consulting Fees described above with respect to the strategic ventures.

     During 1998, Tunstall Consulting, Inc., an affiliate of Gordon Tunstall, a director of the Company, provided consulting services to the Company with respect to financial and certain related matters. In consideration for such services, the Company paid to Tunstall Consulting a fee of $40,574.

     Agreements with CMI. In April 1998, the Company purchased from CMI for $472,000 the 3,300 square foot portion of an Atlanta office owned by CMI, and in December 1998 the Company purchased certain furnishings and equipment used at the Atlanta office for $112,352. Mr. Hunt and Mr. Peterson own a majority of CMI.

     Agreement with Premier Purchasing. On March 20, 1998, the Company issued to Premier Purchasing Partners, L.P., of which Mr. Detlor is President, a warrant to purchase up to 500,000 shares of Common Stock, subject to certain vesting requirements. The Company granted the warrant to Premier in partial consideration for Premier executing a purchasing agreement with the Company. The right to purchase shares of common stock under the warrant vests annually in increments of 100,000 shares only upon the achievement of certain specified minimum annual sales and/or minimum cumulative sales of the Company's products to participating Premier shareholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and statements of changes in ownership of common stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company and certain representations of such persons, all such persons complied with the Section 16(a) reporting requirements during 1998 except as follows: (i) Mr. Crouch inadvertently failed to file a Form 3 within ten days of assuming the position of Vice President and General Manager for Distribution in November 1998, (ii) Mr. Mallady inadvertently failed to file Form 4's to reflect open market purchases of Common Stock in August, September, October and November 1998, (iii) Mr. DeBartola inadvertently failed to file a Form 3 within ten days of becoming a reporting person in July 1998, (iv) Mr. Hunt inadvertently failed to file a Form 4 to report two purchases of Common Stock in April 1998, and (v) Mr. Tunstall inadvertently failed to file a Form 4 to report a purchase of Common Stock on the date of the Company's initial public offering. With the exception of a filing for Mr. Crouch which will be made by April 12, 1999, all other filings with respect to the foregoing have been made.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for inclusion in the proxy statement relating to the Company's annual meeting of shareholders in 2000 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion, shareholder proposals must be received by the Company's Secretary no later than December 15, 1999. Any shareholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be received at the principal executive offices of the Company no later than December 15, 1999 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the matter if it is otherwise properly considered at the meeting.

                           ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto, accompanies this Proxy Statement. The Company will provide copies of the exhibits, should they be requested by eligible shareholders, and the Company may impose a reasonable fee for providing such exhibits. Request for copies of the Company's Annual Report on Form 10-K should be mailed to:

                                  Horizon Medical Products, Inc.
                                  One Horizon Way
                                  Manchester, Georgia 31816
                                  Attn: Controller

                               PROXY SOLICITATION

     The proxies being solicited hereby are being solicited by the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock. The Company expects the costs incurred relating to proxy solicitation to be nominal.

                                          By order of the Board of Directors,
                                          /s/ William E. Peterson, Jr.

                                          William E. Peterson, Jr.
                                          Secretary

April 12, 1999

PROXY CARD                                                            PROXY CARD
                         HORIZON MEDICAL PRODUCTS, INC.
           Annual Meeting of Shareholders -- To Be Held May 12, 1999
                   The Board of Directors Solicits this Proxy

    The undersigned hereby appoint(s) Marshall B. Hunt and William E. Peterson, Jr., and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Horizon Medical Products, Inc. that the undersigned would be entitled to cast if personally present at the 1999 Annual Meeting of Shareholders of the Company to be held on May 12, 1999, at 10:00 a.m., local time, at One Horizon Way, Manchester, Georgia 31816, and at any postponement or adjournment thereof. This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted for the election of all nominees for director listed on the reverse side, for proposal number 2 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                                  Vote by Mail

    Mark, sign and date your proxy card and return it in the postage-paid envelope that we have provided or return it to Horizon Medical Products, Inc., One Horizon Way, Manchester, Georgia 31812.

                             Thank you for voting.

                                Control Number:
                                ---------------
                 The Board recommends a vote for items 1 and 2.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                           (continued on other side)

                          (continued from other side)
Please mark all choices like this [X]
Election of directors:

(1)  (a) Lynn Detlor                [ ] FOR ALL                   [ ] WITHHOLD ALL              [ ] FOR ALL EXCEPT
     (b) Charles E. Adair

To withhold authority to vote, mark "For All Except" and write the nominee's letter on the line below.
--------------------------------------------------------------------------------

Appointment of Independent Auditors:
(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 1999.
         [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

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                                                  Signature

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                                                  Date

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                                                  Signature (Joint Owners)

                                                  ------------------------------
                                                  Date
                                                     (Please Sign Within Box)